Exhibit 1.1

CONSUMER CAPITAL GROUP INC.

UNDERWRITING AGREEMENT

[●], 2019

Boustead Securities, LLC

6 Venture, Suite 265

Irvine, CA 92618

This underwriting agreement (this “Agreement”) constitutes the agreement between Consumer Capital Group Inc., a Delaware corporation (the “Company”), on the one hand, and Boustead Securities, LLC (the “Underwriter”), on the other hand, pursuant to which the Underwriter shall serve as the underwriter for the Company in connection with the proposed offering (the “Offering”) on an “best efforts” basis for the minimum offering amount of $40,000,000 (the “Minimum Amount”) up to a maximum offering amount of $50,000,000 (the “Maximum Amount”) of registered shares (such registered shares of sold in the Offering, the “Offered Shares”) of common stock of the Company, $0.0001 par value per share (the “Common Stock”) to various investors (each an “Investor” and collectively, the “Investors”) at a purchase price of $5.00 per Offered Share (the “Purchase Price”). The Offered Shares are to be offered to the public at the Purchase Price. The Company hereby confirms its agreement with the Underwriter as follows:

Section 1. Agreement to Act as Underwriter.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Underwriter shall be the exclusive Underwriter in connection with the Offering, which shall be undertaken pursuant to the Company’s Registration Statement (as defined below), with the terms of such Offering to be subject to market conditions and negotiations between the Company and the Underwriter. The Underwriter will act on a best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful sale of the Offered Shares, or any portion thereof, in the prospective Offering. Under no circumstances will the Underwriter or any of their respective “Affiliates” (as defined below) be obligated to financially underwrite or purchase any of the Offered Shares for its own account or otherwise provide any financing. The Underwriter’s appointment shall commence upon the date of the execution of this Agreement, and shall continue for a period (such period, including any extension thereof as hereinafter provided, being herein called the “Offering Period”) of 180 calendar days from the Effective Date (as defined below) (and for a period of up to 45 additional days if extended by agreement of the Company and the Underwriter), unless all of the Offered Shares have previously been subscribed for. The Underwriter shall act solely as the Company’s agent and not as principal. The Underwriter shall have no authority to bind the Company with respect to any prospective offer to purchase Offered Shares and the Company shall have the sole right to accept offers to purchase Offered Shares and may reject any such offer, in whole or in part. Subject to the Company’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, the Underwriter may (i) create a selling syndicate of additional Underwriter for the Offering comprised of broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and/or (ii) rely on such soliciting dealers who are FINRA members to participate in placing a portion of the Offering. The Underwriter may also retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with the Offering. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Offered Shares shall be made at one or more closings (each, a “Closing”, and the date on which a Closing occurs, the “Closing Date”).

(b) As compensation for services rendered, on the Closing Date the Company shall pay to the Underwriter the fees and expenses set forth below:

(i) Underwriter’s Commissions. An underwriter’s commission in cash (the “Cash Fee”) equal six and half percent of the gross proceeds received by the Company from the sale of shares of Common Stock at the Closing, if any, which such Cash Fee will be paid to and allocated by the Underwriter among the selling syndicate and soliciting dealers in its sole discretion, if applicable.

(ii) Underwriter’s Warrant. The Company hereby agrees to issue to the Underwriter (and/or its designees) on the Closing Date warrants to purchase such number of shares of Common Stock equal to an aggregate of six and half percent of the quotient of the number of Offered Shares sold in the Offering divided by the Purchase Price (“Underwriter’s Warrant”). The Underwriter’s Warrant agreement, in the form attached hereto as Exhibit A (the “Underwriter’s Warrant Agreement”), shall be exercisable, in whole or in part, commencing on the Closing Date and expiring on the five-year anniversary of the effective date of the Registration Statement (the date the Commission (as hereinafter defined) declares the Registration Statement being hereinafter referred to as the “Effective Date”) at an initial exercise price per share of $5.00, which is equal to 100% of the Purchase Price per Offered Share. The Underwriter’s Warrant shall include a “cashless” exercise feature, and shall contain provisions for “piggyback” registration rights until expiration or until the shares underlying the warrants are eligible for resale pursuant to an exemption from registration; provided, however that no such “piggyback” registration rights shall be exercisable after the last day of the seventh year following the Effective Date. The Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrant Agreement and the underlying shares of Common Stock during the 180 days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrant Agreement, or any portion thereof, or have the Underwriter’s Warrant be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 days following the Effective Date to anyone other than the acceptable persons set forth in FINRA Rule 5110(g)(2)(A), provided such transferee agrees to the foregoing lock-up restrictions. Delivery of the Underwriter’s Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

(iii) Expenses. The Company’s expenses are set forth in Section 6 below, but the parties acknowledge that the Underwriter may assist to carry out some of the activities associated with such expenses. Therefore, subject to the terms below, whether or not the transactions contemplated by this Agreement and the Registration Statement are consummated or this Agreement is terminated, the Company also hereby agrees to pay all of the Underwriter’s costs and expenses incident to the Offering up to an aggregate amount of $250,000.00 (the “Underwriter Expense Cap”). However, in the event that this Agreement is terminated pursuant to Section 9 hereof, or subsequent to a Material Adverse Change, the Company will only pay for documented out-of-pocket expenses of the Underwriter (including but not limited to fees and disbursements of Underwriter’s counsel, expenses associated with a due diligence report and reasonable travel) that are actually incurred in connection herewith as allowed under FINRA Rule 5110. All fees and expenses already paid by the Company shall be reimbursed to the extent not actually incurred in accordance with FINRA Rule 5110(f)(2)(C). In addition to the activities set forth in Section 6, the Underwriter Expense Cap may also include reimbursement for the following:

A. Underwriter’s counsel’s fees, which shall not exceed $100,000.00 (the “Legal Fees”) and shall be paid in the following installments: (i) $25,000.00 have been paid prior to the date hereof (which shall be reimbursable to the Company to the extent not actually incurred); (ii) an additional $25,000.00 shall be paid upon obtaining a “No Objections Letter” from FINRA after completion of filing with FINRA and any requisite state securities regulators; and (iii) the balance of $75,000.00 upon completion of the Offering;

B. all travel and lodging expenses of the Underwriter, including any reasonable expenses incurred in connection with attending or hosting meetings with prospective purchasers of the Offered Shares, up to an amount of $25,000.00;

C. third-party due diligence expenses in an amount of $25,000.00; and,

D. a reasonable advance of out-of-pocket accountable expenses, such as those described in this Section 1(b)(iii) and Section 6, actually anticipated to be incurred by the Underwriter, in the amount of $100,000.00, which amount was already paid to the Underwriter as of the date of this Agreement.

(d) The term of the Underwriter’s exclusive engagement will be until the closing of the Offering in accordance with the Registration Statement (the “Exclusive Term”); provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 15 days written notice to the other party, or as practical as possible. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Underwriter or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

If during the Exclusive Term, or within 12 months after the date of termination or expiration of this Agreement if no closing has occurred, securities are sold by the Company to investors directly introduced to the Company by the Underwriter on behalf of the Company, then the Company shall pay to the Underwriter, at the time of each such sale, the Cash Fee set forth in this Section 1(a)(i) with respect to any such sale. Upon termination of this Agreement and at the request of the Company, the Underwriter will provide the Company with a list of investors so identified by the Underwriter, respectively, on behalf of the Company.

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Underwriter, as of the date hereof and as of the Closing Date, except as set out in the Registration Statement, as follows:

(a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration File No. 333-216065) under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder. At the time of the Effective Date, the registration statement and amendments will materially meet the requirements of Form S-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, a final prospectus included in such registration statement relating to the Offering and the plan of distribution thereof and has advised the Underwriter of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement.” Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”) that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. The Registration Statement has been declared effective by the Commission on the date hereof.

(b) Exchange Act. The Company has filed with the Commission a Form 8-A (File Number [●]) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Offered Shares. The registration of the Offered Shares under the Exchange Act has become effective on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Offered Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(c) No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(d) Assurances. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at all other subsequent times until the Closing and at the Closing Date complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (the “Underwriter Information”)). The Prospectus, as of its date, complies in all material respects with the Securities Act and the applicable Rules and Regulations. As of its date, the Prospectus did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any Underwriter Information. All post-effective amendments to the Registration Statement reflecting facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein have been so filed with the Commission.

(e) Disclosure of Agreements. The agreements and documents described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Rules and Regulations to be described in the Registration Statement and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is filed as an exhibit to the Registration Statement and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except for any default or event which would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations, except for any violation which would not reasonably be expected to result in a Material Adverse Effect.

(f) Free Writing Prospectuses. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus.

(g) Offering Materials. The Company has delivered, or will as promptly as practicable deliver, to the Underwriter complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter reasonably request. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Offered Shares other than the Prospectus, the Registration Statement, and any other materials permitted by the Securities Act.

(h) Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are described in the Registration Statement to the extent necessary. Except as described in the Registration Statement and the Prospectus, the Company owns, directly or indirectly, all of its capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(i) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business, prospects (as such prospects are described in the Prospectus) or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Offering (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the best knowledge of the Company, no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(j) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Offering and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(k) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect.

(l) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, other than: (i) the filing with the Commission of the final Prospectus as required by Rule 424 under the Securities Act, (ii) application(s) to the Nasdaq Capital Market (the “Trading Market”) for the listing of the Offered Shares for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(m) Issuance of the Offered Shares; Registration. The Offered Shares are duly authorized and, when issued and paid for in accordance with this Agreement and the terms of the Offering as described in the Prospectus, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has sufficient authorized shares of Common Stock for the issuance of the maximum number of Offered Shares issuable in the Offering as described in the Prospectus.

(n) Issuance of the Underwriter’s Warrant. The Underwriter’s Warrant has been duly authorized for issuance. The Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Underwriter’s Warrant (the “Warrant Shares”) and, when issued and paid for in accordance with the terms thereof, such Warrant Shares will be validly issued, fully paid and non-assessable. The issuance of the Warrant Shares will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any of its Subsidiaries.

(o) Capitalization. The capitalization of the Company is as set forth in the Prospectus. Except for those disclosed in the Registration Statement, the Company has not issued any shares of Common Stock since the date of filing of the Prospectus. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, if applicable, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or any securities exchangeable or convertible into shares of Common Stock. Except as set forth in the Registration Statement and the Prospectus, the issuance and sale of the Offered Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors and the Underwriter) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of Common Stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with the laws of the State of Delaware, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder or the Board of Directors of the Company or others is required for the issuance and sale of the Offered Shares. Except as disclosed in the Registration Statement, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(p) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement and the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of Common Stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Offered Shares contemplated by the Prospectus or as disclosed in the Registration Statement or the Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, prospects (as such prospects are described in the Prospectus), properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(q) Litigation. Except for such matter disclosed in the Registration Statement, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the Offering or the Offered Shares, or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(r) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Compliance. Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(t) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(u) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the Prospectus, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(v) Intellectual Property. The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s and each of its Subsidiary’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Registration Statement: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s or any of its Subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim.

(w) Environmental Laws. The business and operations of the Company, and each of its Subsidiaries, have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of any national, state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(x) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials (as defined below) by or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(y) Insurance. The Company and its Subsidiaries are insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, each Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it shall not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has obtained director’s and officer’s insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering of securities

(z) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement and the Prospectus, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(aa) Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the Prospectus: (i) the Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, as of the Closing Date; (ii) the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (iii) the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(bb) Certain Fees. Except as set forth herein and in the Prospectus, contemplated by this Agreement, or a separate agreement regarding the Offering with a soliciting dealer in the sole discretion of the Underwriter, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the Offering. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the Offering.

(cc) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Offered Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(dd) Registration Rights. Except as set forth in the Registration Statement or the Prospectus, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(ee) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Offered Shares to be integrated with prior offerings by the Company.

(ff) Solvency. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Prospectus sets forth as of the date of the latest audited financial statements included within the Registration Statement all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as described in the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(gg) Tax Status. Except as would not be likely to have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments against the Company or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Underwriter to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Shares to Investors thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(hh) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ii) Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC’); and the Company shall not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. The Company shall not, directly or indirectly, use the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities.

(kk) Accountants. Centurion ZD CPA Limited is the Company’s independent registered public accounting firm. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements of the Company for the years ended December 31, 2017 and 2016.

(ll) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(mm) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn) Certificates. Any certificate signed by an officer of the Company and delivered to any of the Underwriter or to counsel for any of the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

(oo) Reliance. The Company acknowledges that the Underwriter will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(pp) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(rr) FINRA Affiliations. Except as disclosed in the Prospectus, there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company.

(ss) Loans; Guarantees. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly, including through its Subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Registration Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Registration Statement or the Prospectus and is not so described.

(tt) Nasdaq. The Offered Shares have been approved for listing, subject to notice of issuance on the Nasdaq, under the symbol “CCGN”.

(uu) Transfer taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Offered Shares to be issued and sold on the Closing Date shall be, or shall have been, fully paid or provided for by the Company and all laws imposing such taxes shall be or shall have been fully complied with.

Section 3. Delivery and Payment.

(a) Closing for the Offered Shares. The Closing shall occur at the office of the Underwriter’s counsel, Hunter Taubman Fischer & Li LLC, located at 1450 Broadway, 26th Floor, New York, NY 10018 (or at such other place as shall be agreed upon by the Underwriter and the Company) and may also be conducted electronically via the remote exchange of closing documentation. Subject to the terms and conditions hereof, and except as may otherwise be agreed or arranged between the parties, at the Closing payment of the purchase price for the Offered Shares sold on the Closing Date shall be made by federal funds wire transfer from the Offering Deposit Account (as defined below), against delivery of such Offered Shares, and such Offered Shares shall be registered in such name or names and shall be in such denominations, as provided by the Underwriter at least one business day prior to the Closing. All actions taken at the Closing shall be deemed to have occurred simultaneously.

(b) Payment for the Offered Shares. The Offered Shares are being sold to the Investors at an aggregate initial public offering price per Offered Share as set forth in the Prospectus. The purchase of Offered Shares by each of the Investors shall be evidenced by the receipt of funds in the Offering Deposit Account (as defined below) and execution of a subscription agreement by each such Investor and the Company. On or prior to the date of the commencement of the Offering, the parties shall establish a non-interest-bearing deposit account with the Deposit Account Agent (as defined below), which account shall be entitled “FinTech Clearing, as Deposit Account Agent for the Investors in [Company Name ]” (the “Offering Deposit Account”). In the event that any of the Underwriter receive any payment from an Investor in connection with the purchase of any Offered Shares by such Investor, such payment shall be promptly transmitted to and deposited into the Offering Deposit Account, which shall be administered by FinTech Clearing, LLC, a broker-dealer registered with the Securities and Exchange Commission (“SEC”), having an office at 6 Venture, Suite 265, Irvine, CA 92618 USA (“Deposit Account Agent”), in compliance with Rule 15c2-4 of the Commission. Among other things, the Underwriter shall forward any checks so received by the Underwriter to the Offering Deposit Account by noon of the next business day. The Underwriter and the Company shall instruct Investors to make wire transfer payments to “FinTech Clearing, LLC as deposit account agent for Consumer Capital Group Inc.,” with the name and address of the Investor making payment. Payment by the Investors out of the Offering Deposit Account for the Offered Shares to be sold by the Company shall be made on the Closing Date to the Company in compliance with Rule 15c2-4 of the Commission. If the Minimum Amount is not received on or before the end of the Offering Period, the Underwriter shall promptly instruct the Deposit Account Agent to, and the Company shall also return any such funds received, to the respective Investors. If, following a Closing on the Minimum Amount, additional funds are received in the Offering Deposit Account or by the Company, but for which a Closing does not occur on or before the end of the Offering Period, the Underwriter shall promptly instruct the Deposit Account Agent to, and the Company shall also return all such funds to the respective Investors whose funds remained in the Offering Deposit Account or the Company’s account, respectively.

(c) Delivery of Offered Shares. Delivery of the Offered Shares shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Underwriter as follows:

(a) Registration Statement Matters. The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will advise the Underwriter promptly after they receive notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Prospectus has been filed and will furnish the Underwriter with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Underwriter, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b) Blue Sky Compliance. The Company will cooperate with the Underwriter in endeavoring to qualify the Offered Shares for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriter may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Offered Shares. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Offered Shares contemplated by the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of any of the Underwriter or counsel for any of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Underwriter and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement or the Prospectus that is necessary in order to make the statements in the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Prospectus in connection with the Offering, the Company will furnish the Underwriter with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Underwriter reasonably object.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company will furnish the Underwriter, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior consent of the Underwriter, make any offer relating to the Offered Shares that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Underwriter expressly consent in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Offered Shares for so long as the Offered Shares are publicly-traded.

(g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Underwriter an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Underwriter deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company and the Underwriter. The Company agrees that the Underwriter may rely upon, and each is a third party beneficiary of, the representations and warranties set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k) Acknowledgment. The Company acknowledges that any advice given by any of the Underwriter to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without such Underwriter’s prior written consent.

Section 5. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof, as of the Closing Date, as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received, and the Company shall have caused to be delivered to the Underwriter, a letter from Centurion ZD CPA Limited, the independent registered public accounting firm of the Company, addressed to the Underwriter, dated as of the date hereof, in form and substance satisfactory to the Underwriter. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Prospectus, which, in the Underwriter’ sole judgment, is material and adverse and that makes it, in the Underwriter’ sole judgment, impracticable or inadvisable to proceed with the offering of the Offered Shares as contemplated by the Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter. The Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission in a timely fashion in accordance with the terms thereof. At or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Offered Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, sale and delivery of the Offered Shares, shall have been completed or resolved in a manner reasonably satisfactory to the Underwriter’ respective counsels, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsels to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Underwriter’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(e) Opinion of Counsel for the Company. The Underwriter shall have received on the Closing Date the favorable opinions of: (i) Becker & Poliakoff, U.S. securities counsel; and (ii) [●], PRC counsel, each dated as of such Closing Date, including, without limitation, a customary negative assurance letter, addressed to the Underwriter in reasonable and customary form satisfactory to the Underwriter.

(f) Officers’ Certificate. The Underwriter shall have received on the Closing Date a certificate of the Company, dated as of such Closing Date, signed by each of the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Underwriter shall be satisfied that, the signers of such certificate have reviewed the Registration Statement and the Prospectus, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Offered Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, when it became effective, contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Registration Statement which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants or conversion of outstanding indebtedness into shares of Common Stock) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into shares of Common Stock); (e) any dividend or distribution of any kind declared, paid or made on the Common Stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g) Bring-down Comfort Letter. On the Closing Date, the Underwriter shall have received from Centurion ZD CPA Limited, or such other independent registered public accounting firm engaged by the Company at such time, a letter dated as of such Closing Date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

(h) Stock Exchange Listing. The Shares shall be registered under the Exchange Act and shall be approved to be listed on the Nasdaq Capital Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Shares under the Exchange Act or delisting or suspending from trading the Shares from the Nasdaq Capital Market, nor shall the Company have received any information suggesting that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing.

(i) Additional Documents. On or before the Closing Date, the Underwriter and counsel for the Underwriter shall have received such customary information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

(j) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement or the Prospectus) or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Offered Shares or Offering as contemplated hereby.

(k) Subsequent to the execution and delivery of this Agreement and up to the Closing Date, there shall not have occurred any of the following: (i) trading in securities generally on the Nasdaq Capital Market or any trading markets shall not have commenced, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (ii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iii) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (ii) or (iii) makes it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Offered Shares on the terms and in the manner contemplated by the Prospectus.

(l) The Underwriter shall have received a lock-up agreement from each Lock-Up Party set forth on Schedule A, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Schedule B.

(m) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the placement terms and arrangements. In addition, the Company shall, if requested by the Underwriter, make or authorize the Underwriter’s counsel to make on the Company’s behalf an Issuer Filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(o) The Company and the Underwriter shall have entered into deposit account agreement with the Deposit Account Agent pursuant to which the Investors shall deposit their subscription funds in the Offering Deposit Account and the Company and the Underwriter shall authorize the disbursement of the funds from such deposit account. All Investor checks delivered to the Deposit Account Agent shall be made payable to “FinTech Clearing, LLC as deposit account agent for Consumer Capital Group Inc.” The Company shall pay the agreed fees of the Deposit Account Agent.

(p) The Company will enter into a customary subscription agreement with Investors and will deliver any additional customary certificates or documents as the Underwriter deems necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Underwriter. The Company agrees that the Underwriter may rely upon, and is a third party beneficiary of, the representations and warranties and applicable covenants set forth in the purchase agreement with Investors.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter’s counsel pursuant to this Section 5 shall not be reasonably satisfactory in form and substance to the Underwriter and to Underwriter’s counsel, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the consummation of the Offering. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 6. Payment of Company Expenses. Whether borne by the Company or the Underwriter, the Company agrees to pay all costs, fees and expenses incurred by the Company or the Underwriter in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby and in the Registration Statement, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Offered Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares, including those that are part of the Offered Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, formatting for EDGAR, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, and all amendments and supplements thereto, and this Agreement and the mailing and delivering of copies thereof to the Underwriter and dealers; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if reasonably requested by the Underwriter, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising any of the Underwriter of such qualifications, registrations and exemptions; (vii) all fees and expenses in connection with filings with FINRA’s Public Offering System; (viii) the fees and expenses associated with including the Offered Shares on the Trading Market; (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” if any; (x) any stock transfer taxes incurred in connection with this Agreement or the Offering; (xi) and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement.

Section 7. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Underwriter, its affiliates and its directors, officers, members, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (B) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Underwriter in connection with, or relating in any manner to, this Agreement, the Offered Shares or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 7(a); and shall reimburse the Underwriter Indemnified Parties promptly upon demand for any legal fees or other expenses reasonably incurred by the Underwriter Indemnified Parties in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in the case of any matter covered by subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by the Underwriter through fraud, gross negligence or willful misconduct; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from the Registration Statement or the Prospectus, or any such amendment or supplement thereto, made in reliance upon and in conformity with the Underwriter Information. The indemnification obligation under this Section 7(a) is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Underwriter. The Underwriter shall indemnify and hold harmless the Company and the Company’s affiliates, directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information, (ii) the omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information, or (iii) any payment of compensation or other fees owed to one of more selected dealers pursuant to any selected dealer agreements, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriter under this Section 7(b) exceed the total commission received by the Underwriter in connection with the Offering.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7.(a) or 7(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action at its own expense unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified party under this Section 7 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 7 is a Company Indemnified Party. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Offered Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company or on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Offered Shares purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriter for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto, consists solely of the Underwriter Information. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute any amount in excess of the total commission received in cash by the Underwriter in connection with the Offering less the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement. A successor to the Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Termination.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Underwriter and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. The Underwriter shall have the right to terminate this Agreement at any time upon 15 days written notice to the Company, or as practical as possible prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the NASDAQ Capital Market has been suspended or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the NASDAQ Capital Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriter, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Shares on the terms and in the manner contemplated by the Prospectus.

(b) Any notice of termination pursuant to this Section 9 shall be in writing.

(c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Offered Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriter in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $250,000.00 in the aggregate (of which a maximum of $100,000.00 can be allocated to legal expenses, a maximum of $100,000.00 to out-of-pocket accountable expenses, a maximum of $25,000.00 to third-party due diligence, and a maximum of $25,000.00 for Underwriter’s travel and lodging expenses), less any amounts previously reimbursed by the Company including but not limited to $25,000.00 retainer paid to Underwriter’s counsel and $50,000.00  paid to the Underwriter as out-of-pocket accountable expenses.

Section 10. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by e-mail transmission to the parties hereto as follows:

If to the Underwriter, then to:

Boustead Securities, LLC

6 Venture, Suite 265

Irvine, CA 92618

Attn: Keith Moore

Attn: Daniel J. McClory

Email: Keith@boustead1828.com

Email: Dan@boustead1828.com

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10017

Attn: Louis Taubman, Esq.

Email: ltaubman@htflawyers.com

If to the Company:

Consumer Capital Group Inc.

1125 Route 9W S

Nyack, NY 10960

Attn: [●]

Email: [●]

With a copy (which shall not constitute notice) to:

Becker & Poliakoff

45 Broadway, 17th Floor

New York, NY 10006

Attn: Brian C. Daughney, Esq.

Email: BDaughney@beckerlawyers.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal Underwriter, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12. Governing Law Provisions. This Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of California, without regard to the conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the state courts located in Orange County, or in the United States District Court for the Central District of California located in the City of Santa Ana, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Underwriter agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

Section 13. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, solely with respect to the Offering contemplated by this Agreement. For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the engagement letter, dated as of [●], by and between the Representative and the Company, [as amended by that certain First Amendment to Engagement Letter effective as of [●]] ([as so amended,] the “Engagement Letter”) not related to the transactions contemplated by the Registration Statement, any Preliminary Prospectus and the Prospectus, each of which provisions shall remain in full force and effect.

(b) This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(c) This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(d) The Company acknowledges that in connection with the offering of the Offered Shares: (i) the Underwriter has acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against any of the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Shares.

(e) This Agreement is expressed in the English language. If this Agreement is translated by either party to another language for any purpose, the English language version shall govern over any translation in the event of any inconsistency, discrepancy or conflict in interpretation. All communications, notices, and other actions relating to this Agreement shall be in the English language.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Consumer Capital Group Inc.

By:
	Name:	[●]
	Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and agreed to of the date first above written.

Boustead Securities, LLC

By:
	Name:	Keith Moore
	Title:	Chief Executive Officer

SCHEDULE A

LOCK-UP PARTY

SCHEDULE B

FORM OF LOCK-UP AGREEMENT

Boustead Securities, LLC

6 Venture, Suite 265

Irvine, CA 92618

Re:	Consumer Capital Group Inc. – Lock-Up Agreement

Ladies and Gentlemen:

This Agreement (the “Lock-Up Agreement”) is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) between Consumer Capital Group Inc., a Delaware corporation (the “Company”) and Boustead Securities, LLC, acting as a representative (the “Representative”) of the several underwriters in the Public Offering (“Underwriters”), relating to the proposed public offering (the “Public Offering”) of shares of common stock of the Company, par value $0.0001 per share (the “Shares”).

To induce the Underwriters to continue their efforts in connection with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Underwriters that, without the Representative’s prior written consent, the undersigned will not, during the period commencing on the date hereof and ending 180 days following Effective Date of the Registration Statement (the “Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any Shares or any securities directly or indirectly convertible into or exercisable or exchangeable for Shares owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned on the date hereof or hereafter acquired, or (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

The foregoing shall not apply to:

i.	the sale of Shares pursuant to the Public Offering;

ii.	transactions relating to Shares acquired in open market transactions after the completion of the Public Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;

iii.	(a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement (as defined below); (b) transfers of Shares or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

1

iv.	transfers of Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Shares as a bona fide gift or in connection with estate planning, including, but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned or the “immediate family member(s)” (as defined in Item 404(a) of Regulation S-K under the Exchange Act) of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned or a member of the immediate family of the undersigned, or by will or intestacy;

v.	any transfer pursuant to a qualified domestic relations order or in connection with a divorce;

vi.	(a) any distributions or transfers without consideration of Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Shares to any member participating in the offering and the officers or partners thereof or other acceptable persons pursuant to FINRA Rule 5110(g)(2)(A) ; (b) any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement;

vii.	the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of shares of Shares, provided that such plan does not provide for the transfer of Shares during the Lock-Up Period; or

viii.	by will or the laws of descent and distribute or to one or more trusts for bona fide estate planning purposes;

provided, however, that (a) in the case of any transfer or distribution pursuant to clause (iv) or (vi), each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter agreement (the “Agreement”) and (b) in the case of any transaction pursuant to clauses (iv), (vi) or (vii), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) and no such filing shall be made voluntarily during the Lock-Up Period. In addition, the undersigned agrees that, without the Representative’s prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Shares.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

2

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. The undersigned hereby waives any applicable notice requirement concerning the Company’s intention to file the registration statement and applicable exhibits (the “Offering Statement”) and sell Shares thereunder.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, that any Public Offering will be made only pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative and that there is no assurance that the Company and the Representative will enter into an Underwriting Agreement with respect to the Public Offering or that the Public Offering will be consummated.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Representative, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (2) termination of the Underwriting Agreement before the sale of any Offered Shares pursuant to the Underwriting Agreement, (3) the withdrawal of the Offering Statement filed with the Securities and Exchange Commission with respect to the Public Offering, or (4) the Underwriting Agreement having not been executed by [   ] or such other date as may be agreed as the final date of the Public Offering if the Company and the Representative extend the Public Offering.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

3

Sincerely,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Exhibit A

Underwriter’s Warrant Agreement

The registered Holder of this Warrant agrees by his, her or its acceptance hereof, that such Holder will not for a period of One Hundred Eighty (180) days following the EFFECTIVE date (as defined below) of the OFFERING Statement: (a) sell, transfer, assign, pledge or hypothecate this WarranT to anyone other than officers or partners of BOUSTEAD SECURITIES, LLC, each of whom shall have agreed to the restrictions contained herein, in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2).

THIS WARRANT IS NOT EXERCISABLE PRIOR TO [●], 2019. VOID AFTER 5:00 P.M., EASTERN TIME, [●], 20241.

WARRANT

For the Purchase of [●]2 Shares of Common Stock

of

Consumer Capital Group Inc.

Warrant No.: [●]

Date of Issuance: [●] (“Issuance Date”)3

1. Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between Consumer Capital Group Inc., a Delaware corporation (the “Company”) and Boustead Securities, LLC (“Boustead”), as representative (the “Representative”) of the several underwriters listed in Schedule A thereto (the “Underwriters”), dated [●], 2019 (the “Underwriting Agreement”), Boustead (in such capacity with its permitted successors or assigns, the “Holder”), as registered owner of this Warrant, is entitled, at any time or from time to time from the Issuance Date, and at or before 5:00 p.m., Eastern time, [●], 2024 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [●] shares of common stock of the Company (“Common Stock”), $0.0001 par value per share (the “Shares”), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law or executive order to close, then this Warrant may be exercised on the next succeeding business day which is not such a day in accordance with the terms herein. During the period commencing on the date hereof and ending on the Expiration Date, the Company agrees not to take any action that would terminate this Warrant. This Warrant is initially exercisable at $5.00 per Share (the “Exercise Price”); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the Exercise Price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. Any term not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

1 5th year anniversary of the Effective Date (as hereinafter defined).

2 6.5% of shares issued in Offering

3 The issuance date should be the Closing Date as defined in the Underwriting Agreement.

1

2. Exercise.

2.1. Exercise Form. In order to exercise this Warrant, the exercise form attached hereto as Exhibit A (the “Exercise Form”) must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Shares (payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check to the order of the Company). If the rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2. Cashless Exercise. In lieu of exercising this Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Warrant (or the portion thereof being exercised), by surrender of this Warrant to the Company, together with the Exercise Form, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

Y (A-B)

X=           ______

    A

Where,	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i) if the Shares are traded on a securities exchange, the value shall be deemed to be the weighted average price of the Shares on such exchange for the five consecutive trading days ending on the day immediately prior to the Exercise Form being submitted in connection with the exercise of this Warrant; or

(ii) if the Shares are actively traded over-the-counter, the value shall be deemed to be the weighted average price of the Shares for the five consecutive trading days ending on the trading day immediately prior to the Exercise Form being submitted in connection with the exercise of the Warrant; or

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3. Legend. Each certificate for the Shares purchased under this Warrant shall bear the following legends unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

(i) “The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available”; or

(ii) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by a certificate, instrument, or book entry so legended.

2

3. Transfer.

3.1. General Restrictions. The registered Holder of this Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Warrant or the securities issuable hereunder to anyone other than: (i) Boustead or an underwriter or selected dealer participating in the offering (the “Offering”) contemplated by the Underwriting Agreement, or (ii) other persons set forth in FINRA Rule 5110(g)(2)(A), each of whom shall have agreed to the restrictions contained herein, in accordance with FINRA Rule 5110(g)(1), or (b) cause this Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2), until the 181st day following the effective date of the Registration Statement (“Effective Date”). On and after that date that is 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form, attached hereto as Exhibit B, duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment. For the avoidance of doubt, the restricted activities mentioned above do not include the rights of the registered Holder of this Warrant to exercise this Warrant and receive the securities issuable hereunder at any time after the Issuance Date.

3.2. Restrictions Imposed by the Act. The securities evidenced by this Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a registration statement relating to the offer and sale of such securities that includes a current prospectus with respect to which the Holder has exercised its registration rights pursuant to Section 4.2 herein, has been filed and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4. Registration Rights.

4.1. Demand Registration.

4.1.1. Grant of Right. Unless all of the Registrable Securities are included in an effective registration statement with a current prospectus or a qualified offering statement with a current registration statement, the Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least fifty-one percent (51%) of the Warrants and/or the underlying shares of Common Stock (“Majority Holders”), agrees to register, on one occasion, all or any portion of the Shares underlying the Warrant that are permitted to be registered under the Act (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission (a “Demand Registration Statement”) covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 4.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement; or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty days after such offering is consummated. The demand for registration may be made at any time during a period of five years beginning on the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten days after the date of the receipt of any such Demand Notice.

3

4.1.2. Terms. The Company shall bear all fees and expenses attendant to the Demand Registration Statement pursuant to Section 4.1.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its best efforts to cause the filing of a Demand Registration Statement required herein to become effective promptly and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 4.1.1 to remain effective for a period of at least 12 consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 4.1.2, the Holder shall be entitled to a Demand Registration Statement under this Section 4.1.2 on only one occasion and such demand registration right shall terminate on the fifth anniversary of the Effective Date in accordance with FINRA 5110(f)(2)(G)(iv).

4.2. “Piggy-Back” Registration.

4.2.1. Grant of Right. Unless all of the Registrable Securities are included in an effective registration statement with a current prospectus or a qualified offering statement with a current offering circular, the Holder shall have the right, for a period of [   ]4 years commencing 180 days after the Effective Date, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Form S-3 or any equivalent form).

4.2.2. Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than 30 days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.2.2.

4 As per Rule 5110(f)(2)(G)(v), the duration of piggyback registration rights cannot exceed seven years from the date of effectiveness or the commencement of sales of the public offering.

4

4.3. General Terms.

4.3.1. Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 7.1 of the Underwriting Agreement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7.2 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

4.3.2. Exercise of Warrant. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise this Warrant prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.3.3. Documents Delivered to Holders. If the registration statement includes an underwritten public offering, the Company shall furnish to each underwriter of any such offering, a signed counterpart, addressed to such underwriter, of: (i) an opinion of counsel to the Company, dated as of the date on which the Registrable Securities are delivered to the underwriter for sale pursuant to such registration, and (ii) a “comfort letter” dated the effective date of such registration statement and the date of the closing under the underwriting agreement signed by the independent registered public accounting firm which has issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriter(s) in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter(s) to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

4.3.4. Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 4, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) except as they may relate to such Holders, their Shares and their intended methods of distribution.

5

4.3.5. Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.3.6. Damages. Should the registration or the effectiveness thereof required by Section 4.3 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

4.3.7. Rule 144 Registration. The provisions of this Section 4 shall be inapplicable to the extent the Registrable Securities become eligible for sale by the Holder without the need for current pubic information or other restriction pursuant to Rule 144 under the Act.

5. New Warrants to be Issued.

5.1. Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

5.2. Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1. Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of Shares underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1. Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Shares, and the Exercise Price shall be proportionately decreased.

6.1.2. Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

6

6.1.3. Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporate entity (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing entity and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporate entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4. Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section 6.1, and any Warrant issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Warrant initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of a new Warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

6.2. Substitute Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporate entity (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the entity formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Warrant providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of this Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of this Warrant and payment of the exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all Shares issuable upon exercise of this Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.

7

8. Certain Notice Requirements.

8.1. Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrant and its exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2. Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3. Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4. Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made (1) when hand delivered, (2) when mailed by express mail or private courier service, (3) when the event requiring notice is disclosed in all material respects and filed in a current report on Form 6-K or in a definitive proxy statement on Schedule 14A prior to the Notice Date, or (4) if sent by electronic mail, on the day the notice was sent if during regular business hours and, if sent outside of regular business hours, on the following business day: (i) if to the registered Holder of the Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to the Holder:

Boustead Securities, LLC

6 Venture, Suite 265

Irvine, CA 92618

Email: keith@boustead1828.com

Attn: Keith C. Moore, CEO

8

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor New York, NY 10018
Email: ltaubman@htflawyers.com
Attn: Louis Taubman, Esq.

If to the Company:

Consumer Capital Group Inc.

1125 Route 9W S

Nyack, NY 10960

Attn: [●]

Email: [●]

With a copy (which shall not constitute notice) to:

Becker & Poliakoff

45 Broadway, 17th Floor

New York, NY 10006

Attn: Brian C. Daughney, Esq.

Email: BDaughney@beckerlawyers.com

9. Miscellaneous.

9.1. Amendments. The Company and Boustead may from time to time supplement or amend this Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Boustead may deem necessary or desirable and that the Company and Boustead deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

9.3. Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4. Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees and respective successors and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

9

9.5. Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the state courts located in Orange County, or in the United States District Court for the Central District of California located in the City of Santa Ana, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

9.6. Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7. Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Warrant, Holder agrees that, at any time prior to the complete exercise of this Warrant by Holder, if the Company and Boustead enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.8. Execution in Counterparts. This Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

[SIGNATURE PAGE FOLLOWS]

10

IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be signed by its duly authorized officer as of the ____ day of _______, 2019.

[●]

By: ____________________

Name: __________________

Title: ___________________

EXHIBIT A

TO

WARRANT AGREEMENT

Form to be used to exercise Warrant Agreement:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Warrant for ____ shares of common stock, par value $0.0001 per share (“Shares”), of Consumer Capital Group Inc., a Delaware corporation (the “Company”) and hereby makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below and, if applicable, a new Warrant representing the number of Shares for which this Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ____ Shares under the Warrant Agreement for ____ Shares, as determined in accordance with the following formula:

Y (A-B)

X=           ______

    A

Where,	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Exercise Price.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below and, if applicable, a new Warrant Agreement representing the number of Shares for which this Warrant has not been exercised.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name: (Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Warrant Agreement without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

TO

WARRANT AGREEMENT

Form to be used to assign Warrant Agreement:

(To be executed by the registered Holder to effect a transfer of the Warrant Agreement):

FOR VALUE RECEIVED, ___________________________ does hereby sell, assign and transfer unto the right to purchase shares of common stock, par value $0.0001 per share, of Consumer Capital Group Inc., a Delaware corporation (the “Company”), evidenced by the Warrant Agreement and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:     ____________, 20__

Signature

NOTICE: The signature to this form must correspond with the name as written upon the face of the Warrant Agreement without alteration or enlargement or any change whatsoever.